Filed Pursuant to Rule 424(b)(7)

Registration No. 333-253844

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, $0.01 Par Value	1,421,428	$170.43	$242,253,974.04	$26,429.91

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of Registrant’s common stock as reported on the New York Stock Exchange on March 29, 2021.

(3)	Calculated in accordance with Rule 457(r) under the Securities Act. Represents deferred payment of the registration fees in connection with the registrant’s Registration Statement on Form S-3 (Registration No. 333-253844) paid herewith.

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 3, 2021)

1,421,428 Shares

MARRIOTT VACATIONS WORLDWIDE CORPORATION

Common Stock

The selling stockholders of Marriott Vacations Worldwide Corporation (the “Company,” “registrant,” “we,” “us,” or “our”) listed under the heading “Selling Stockholders” may offer and resell up to 1,421,428 shares of Company common stock under this prospectus supplement. The selling stockholders acquired these shares from us on April 1, 2021 in connection with our acquisition of Welk Hospitality Group, Inc., a California Corporation (“Welk”). The selling stockholders (which term as used herein includes their respective donees and pledgees, transferees or other successors in interest) may sell these shares through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices or at negotiated prices. The timing and amount of any sale is within the sole discretion of the applicable selling stockholder, subject to certain restrictions. See “Plan of Distribution” on page S-3 of this prospectus supplement.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “VAC.” On April 1, 2021, the last reported sale price for our common stock on the NYSE was $174.23 per share.

Investing in our securities involves certain risks. See “Risk Factors” on page S-1 of this prospectus supplement, and on page 2 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated April 5, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On March 3, 2021, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-253844) (the “Registration Statement”) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically upon filing.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement may modify or supersede certain information in the accompanying prospectus. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described in the section entitled “Where You Can Find More Information” in this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to the “Company,” “registrant,” “we,” “us” and “our” refer to Marriott Vacations Worldwide Corporation, a Delaware corporation, and, where appropriate, our subsidiaries.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with other information.

THE COMPANY

We are a leading global vacation company that offers vacation ownership, exchange, rental, and resort and property management, along with related businesses, products and services. We are the exclusive worldwide developer, marketer, seller and manager of vacation ownership and related products under the Marriott Vacation Club, Grand Residences by Marriott, Sheraton, Westin, and Hyatt Residence Club brands, as well as under Marriott Vacation Club Pulse, an extension of the Marriott Vacation Club brand. We are also the exclusive worldwide developer, marketer and seller of vacation ownership and related products under The Ritz-Carlton Destination Club brand, and have the non-exclusive right to develop, market and sell whole ownership residential products under The Ritz-Carlton Residences brand. We have a license to use the St. Regis brand for specified fractional ownership products.

Our principal executive offices are located at 6649 Westwood Blvd., Orlando, Florida 32821. Our telephone number is (407) 206-6000.

RISK FACTORS

An investment in our common stock involves substantial risk. See “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the “Risk Factors” section of any documents filed after the date hereof and incorporated herein by reference and in the accompanying prospectus, for a discussion of the factors you should carefully consider, in addition to the other information contained in and incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to purchase our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein may contain forward looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among other things, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, and the ongoing effect of the COVID-19 pandemic and actions we or others may take in response to the pandemic. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. We caution you that these statements are not guarantees and are subject to numerous risks and uncertainties, such as: the effects of the COVID-19 pandemic, including reduced demand for vacation ownership and exchange products and services, volatility in the international and national economy and credit markets, worker absenteeism, quarantines or other travel or health-related restrictions; the length and severity of the COVID-19 pandemic, including to the extent it is or may be impacted by vaccines; the pace of recovery following the COVID-19 pandemic; competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” in the documents incorporated herein by reference, any of which could cause actual results to differ materially from those expressed in or implied in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. You should not put undue reliance on any forward-looking statements.

The risk factors discussed in “Risk Factors” in the documents incorporated herein by reference could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

SELLING STOCKHOLDERS

Up to 1,421,428 shares of our common stock are being offered by this prospectus supplement, all of which are being offered for resale for the account of the selling stockholders. Unless otherwise noted below, the shares being offered were issued to the selling stockholders in connection with our acquisition of Welk. The selling stockholders may from time to time offer and sell pursuant to this prospectus supplement any or all of the shares of our common stock being registered.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See the section entitled “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus supplement.

In the table below, the percentage of shares beneficially owned is based on approximately 42,691,521 shares of our common stock outstanding as of April 1, 2021, and determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage of Outstanding Shares	Number of Shares Offered Hereby	Number	Percentage of Outstanding Shares
David Fredricks	147,451	*	147,451	-	-
Lisa Parker	8,149	*	8,149	-	-
Robert E. Fredricks III	8,149	*	8,149	-	-
Laura Segall	8,149	*	8,149	-	-
Jonathan Fredricks	120,643	*	120,643	-	-
David Mack, Trustee of the McIntyre-Fredricks Children’s Trust FBO Nathaniel Lee Fredricks	12,844	*	12,844	-	-
David Mack, Trustee of the McIntyre-Fredricks Children’s Trust FBO Benjamin Renner Fredricks	12,844	*	12,844	-	-
David Mack, Trustee of the McIntyre-Fredricks Children’s Trust FBO Oliver Fredricks	12,844	*	12,844	-	-
Robert Segall	3,259	*	3,259	-	-
David Mack	145,010	*	145,010	-	-
David Mack, as Custodian for Ling Mack under the Massachusetts Uniform Transfers to Minors Act	12,224	*	12,224	-	-
David Michael Mack, as Custodian for Ruyun Mack under the Massachusetts Uniform Transfers to Minors Act	12,224	*	12,224	-	-
James Mack and Jennifer Mack, Husband and Wife	8,149	*	8,149	-	-
Lawrence Welk	269,754	*	269,754	-	-
Jeffrey Welk	85,668	*	85,668	-	-
Lawrence J Welk	102,124	*	102,124	-	-
Madeline Welk	20,685	*	20,685	-	-
Phillip Welk	20,685	*	20,685	-	-
Dana Welk	20,685	*	20,685	-	-
Kevin P. Welk and Lindy T. Welk, Trustee of The Kevin & Lindy Welk Living Trust Dated December 11, 2003, as amended	175,916	*	175,916	-	-
Paulina Welk	22,412	*	22,412	-	-
Gemma Welk	22,412	*	22,412	-	-
Asher Luzzatto	11,840	*	11,840	-	-
Evan Luzzatto	11,840	*	11,840	-	-
Premier Trust Inc., Trustee of the Luzzatto 2020 Family Trust 2012 Irrevocable Trust	105,590.8771	*	104,722	868.8771	*
Asher Luzzatto and Barbra Luzzatto, Co-Trustees of the Asher Luzzatto 2012 Irrevocable Trust	20,440.579	*	20,373	67.579	*
Evan Luzzatto and Barbra Luzzatto, co-Trustees of the Evan Luzzatto 2012 Irrevocable Trust	20,440.579	*	20,373	67.579	*

*	Represents less than 1% of the total aggregate amount of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell from time to time any or all of the shares of common stock beneficially owned by them and offered hereby. Selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares of common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to the prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus supplement.

In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell our securities short and redeliver the shares to close out such short positions.

In effecting sales, broker-dealers or agents engaged by the stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the stockholders in amounts to be negotiated.

In offering the securities covered by this prospectus supplement, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus supplement and the accompanying prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus supplement. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock.

VALIDITY OF SECURITIES

Baker & Hostetler LLP will pass upon the validity of any securities issued under this prospectus.

EXPERTS

The consolidated financial statements of Marriott Vacations Worldwide Corporation appearing in Marriott Vacations Worldwide Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Marriott Vacations Worldwide Corporation’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the Registration Statement we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

Statements contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the Registration Statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available on our website at http://ir.marriottvacationsworldwide.com, however, that information is not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;

(b)	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 4, 2021, January 26, 2021, January 26, 2021, January 28, 2021, February 3, 2021, and February 25, 2021; and

(c)	the Description of Registered Securities filed as Exhibit 4.20 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021, together with any amendment or report filed with the SEC for the purpose of updating such description.

In addition, all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering shall be deemed incorporated by reference into this prospectus supplement; provided, however, that we are not incorporating by reference any documents or information deemed to be furnished and not filed in accordance with SEC rules. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus supplement, if such person makes a written or oral request directed to:

Marriott Vacations Worldwide Corporation

Attention: Corporate Secretary

6649 Westwood Blvd.

Orlando, FL 32821

(407) 206-6000

PROSPECTUS

MARRIOTT VACATIONS WORLDWIDE
CORPORATION

COMMON STOCK

The selling stockholders to be named in one or more prospectus supplements may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “VAC.”

Investing in our securities involves certain risks. See “Risk Factors” on page 2 of this prospectus and in our filings with the Securities and Exchange Commission and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2021

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ABOUT THIS PROSPECTUS

This prospectus is a part of a Registration Statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders to be named in one or more prospectus supplements may from time to time sell common stock in one or more offerings. This prospectus provides you with a general description of our common stock and certain other matters. In additional to providing information about the selling stockholders and the number of shares to be offered and sold by them, prospectus supplements may contain specific information about the terms of any offering. Prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information”.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “registrant,” “we,” “us,” and “our” refer to Marriott Vacations Worldwide Corporation and its subsidiaries.

You should rely only on the information incorporated by reference or provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with other information.

THE COMPANY

We are a leading global vacation company that offers vacation ownership, exchange, rental, and resort and property management, along with related businesses, products and services.

Our principal executive offices are located at 6649 Westwood Blvd., Orlando, Florida 32821. Our telephone number is (407) 206-6000.

RISK FACTORS

An investment in our common stock involves substantial risk. See “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the “Risk Factors” section of any documents filed after the date hereof and incorporated herein by reference and in any applicable prospectus supplement, for a discussion of the factors you should carefully consider, in addition to the other information contained in and incorporated by reference into this prospectus and any accompanying prospectus supplement, before deciding to purchase our common stock.

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FORWARD LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among other things, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, and the ongoing effect of the COVID-19 pandemic and actions we or others may take in response to the pandemic. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. We caution you that these statements are not guarantees and are subject to numerous risks and uncertainties, such as: the effects of the COVID-19 pandemic, including reduced demand for vacation ownership and exchange products and services, volatility in the international and national economy and credit markets, worker absenteeism, quarantines or other travel or health-related restrictions; the length and severity of the COVID-19 pandemic, including to the extent it is or may be impacted by vaccines; the pace of recovery following the COVID-19 pandemic; competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” in the documents incorporated herein by reference, any of which could cause actual results to differ materially from those expressed in or implied in this prospectus, any accompanying prospectus and the documents incorporated by reference herein and therein. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. You should not put undue reliance on any forward-looking statements.

The risk factors discussed in “Risk Factors” in the documents incorporated herein by reference could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms and provisions of our capital stock. It may not contain all the information that is important to you. You can access complete information by referring to our Restated Certificate of Incorporation, as amended (the “Charter”), and our Restated Bylaws, as amended (the “Bylaws”), copies of which are incorporated by reference as Exhibits 3.1 and 3.2, respectively, to the Registration Statement of which this prospectus forms a part.

Authorized Capital Stock

Under our Charter, we have authority to issue 100,000,000 shares of our common stock, par value $0.01 per share, and 2,000,000 shares of our preferred stock, par value $0.01 per share.

Common Stock

Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by the board of directors (the “Board”).

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Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters on which stockholders are generally entitled to vote. Our Charter does not provide for cumulative voting in the election of directors.

Liquidation. If we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to share proportionately in our assets legally available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of our preferred stock.

Other Rights. All of our outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Anti-Takeover Effects of Provisions of Our Charter and Bylaws

Our Charter, our Bylaws and Delaware statutory law contain provisions that could make acquisition of our Company by means of a tender offer, a proxy contest or otherwise more difficult. These provisions may discourage certain types of coercive takeover practices and takeover bids that our Board may consider inadequate and encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. The description set forth below is only a summary and is qualified in its entirety by reference to our Charter and Bylaws.

Classified Board of Directors. Our Charter provides for a classified board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year our stockholders elect one class of our directors.

We believe that a classified board structure facilitates continuity and stability of leadership and policy by helping ensure that, at any given time, a majority of our directors have prior experience as directors of our Company and are familiar with our business and operations. In our view, this permits more effective long-term planning and helps create long-term value for our stockholders. The classified board structure, however, could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our Board until the second annual stockholders’ meeting following the date that party obtains control of a majority of our voting stock. The classified board structure may discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, as the structure makes it more difficult for a stockholder to replace a majority of our directors.

Number of Directors; Filling Vacancies; Removal. Our Bylaws provide that our business and affairs are managed by our Board. Our Charter and Bylaws provide that the Board consists of such number of directors as is determined by a resolution adopted by the majority of directors then in office. In addition, our Charter provides that any board vacancy, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote, even though that may be less than a quorum of the Board. Our Charter and Bylaws also provide that any director, or the entire Board, may be removed from office at any time, with cause, only by the affirmative vote of the holders of at least 66 2/3 percent of the total voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting as a single class. These provisions prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Notwithstanding the foregoing, our Charter and Bylaws provide that whenever the holders of any class or series of our preferred stock have the right to elect additional directors under specified circumstances, the election, removal, term of office, filling of vacancies and other features of such directorships are governed by the terms of the applicable certificate of designation.

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Special Meetings. Our Charter and Bylaws provide that, subject to the rights of any class or series of our preferred stock, special meetings of the stockholders may only be called by the Board or the Chairman of the Board with the concurrence of a majority of the entire Board. These provisions make it more difficult for stockholders to take action opposed by our Board.

No Stockholder Action by Written Consent. Our Charter requires that all actions to be taken by stockholders must be taken at a duly called annual or special meeting, and stockholders are not permitted to act by written consent. These provisions make it more difficult for stockholders to take action opposed by our Board.

Approval of Reorganization, Merger or Consolidation. Our Charter requires the affirmative vote of the holders of at least 66 2/3 percent of the total voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting as a single class, for the approval of any proposal for our Company to merge or consolidate with any other entity where a vote is otherwise required by law, or sell, lease or exchange substantially all of its assets or business.

Amendments to Our Charter and Bylaws. Our Charter provides that, notwithstanding any other provision of our Charter, the affirmative vote of the holders of at least 66 2/3 percent of the total voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting as a single class, are required to: (1) amend or repeal, or adopt any provision inconsistent with, the provisions in our Charter relating to the number, classification, term and election of directors; the removal of directors; stockholder action by written consent; stockholders’ ability to call special meetings; approval of a merger, consolidation or sale of substantially all of our assets; and (2) amend, adopt or repeal any provision of our Bylaws. These provisions make it more difficult for stockholders to make changes to our Charter and Bylaws that are opposed by our Board.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election to the Board or to bring other business before an annual stockholders’ meeting (the “Notice Procedures”).

Subject to the terms of any class or series of our preferred stock, our Notice Procedures provide that nominations for election to the Board or the proposal of business other than such nominations may be made (1) pursuant to our notice of meeting, (2) by or at the direction of our Board or (3) by any stockholder of record (a “Record Stockholder”) who has complied with the Notice Procedures at the time such stockholder delivers the notice required by the Notice Procedures. Under the Notice Procedures, a Record Stockholder’s director nomination is not timely unless such Record Stockholder delivers written notice to our corporate secretary of such Record Stockholderr’s nomination or intent to nominate at our principal executive offices not later than close of business on the 90th day nor earlier than the close of business on the 120th day before the one-year anniversary of the prior year’s annual meeting; provided that if no annual meeting was held in the preceding year, if the annual meeting is convened more than 30 days before or delayed by more than 70 days after the one-year anniversary of the prior year’s annual meeting, or if directors are being nominated at a special meeting, notice is timely if delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the 90th day prior to such meeting or the tenth day following the date on which we first make a public announcement of such meeting. These provisions do not apply if a stockholder has notified us of his or her intention to present a stockholder proposal at an annual or special stockholders’ meeting under and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) and we have included such proposal in our proxy materials.

Under the Notice Procedures, a stockholder’s notice proposing to nominate a person for election as a director or to bring other business before an annual stockholders’ meeting must contain certain information, as set forth in our Bylaws. Only persons nominated in accordance with the Notice Procedures are eligible to serve as directors and only such business that has been brought before the meeting in accordance with these Notice Procedures will be conducted at an annual stockholders’ meeting.

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By requiring advance notice of nominations by stockholders, the Notice Procedures afford our Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by our Board, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the Notice Procedures also provide an orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by our Board, provide our Board with an opportunity to inform stockholders of any business proposed for such meetings and make recommendations on action to be taken on such business, so that stockholders can better decide whether to attend the meeting or to grant a proxy for the disposition of any such business.

Contests for the election of directors or the consideration of stockholder proposals are precluded if the proper procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposals.

Our Preferred Stock. Our Charter authorizes our Board to provide for series of our preferred stock and, for each such series, to fix the number of shares and designation, and any voting powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions.

We believe that our Board’s ability to issue preferred stock provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of common stock, are available for issuance without further stockholder action, unless applicable law or applicable stock exchange or automated stock quotation system rules require such action.

Although our Board has no present intention of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our Board bases any determination on issuing such shares on its judgment as to the best interests of the Company and our stockholders. Our Board, in so acting, could issue preferred stock that has terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of our Board, even if a majority of our stockholders believes such a transaction is in the stockholders’ best interests and even if stockholders might receive a premium over the then-current market price for their stock.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law (the “DGCL”) provides that, subject to certain specified exceptions, a corporation may not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless (1) before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (3) on or after such time, both the board of directors of the corporation and at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder approves the business combination. Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that owns 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and owned 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. Section 203 of the DGCL generally defines a “business combination” to include (1) mergers and sales or other dispositions of 10 percent or more of the corporation’s assets with or to an interested stockholder, (2) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (3) certain transactions which would increase the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (4) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges, or other financial benefits.

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Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the certificate of incorporation or stockholder-adopted bylaws may exclude a corporation from the restrictions imposed under Section 203. Neither our Charter nor our Bylaws exclude the Company from the restrictions imposed under Section 203 of the DGCL. We anticipate that Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board since the stockholder approval requirement would not be applicable if our Board approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Exclusive Jurisdiction of Certain Actions

Our Charter provides that, unless we consent in writing to an alternative forum, the exclusive forum for derivative actions brought on behalf of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions will be the Court of Chancery of the State of Delaware.

Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar exclusive jurisdiction provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the exclusive jurisdiction provision contained in our Charter to be inapplicable or unenforceable in such action.

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SELLING STOCKHOLDERS

We will set forth information about selling stockholders in one or more prospectus supplements, in post-effective amendments, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell from time to time a number of shares of our common stock that will be set forth in one or more prospectus supplements. Selling stockholders as used herein includes donees, pledgees, transferees or other successors in interest selling securities received after the date of the applicable prospectus supplement as a gift, pledge, partnership distribution or other transfer. Selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares of common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell our securities short and redeliver the shares to close out such short positions.

In effecting sales, broker-dealers or agents engaged by the stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the stockholders in amounts to be negotiated.

In offering the securities covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

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We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Before a particular offer of securities is made, a prospectus supplement will be filed that will identify the selling stockholders, set forth the number of securities being offered and, to the extent required, additional information regarding the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We will pay all expenses incident the registration of the securities to be offered and sold pursuant to this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock.

USE OF PROCEEDS

We will not receive the proceeds of any sales by selling stockholders.

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VALIDITY OF SECURITIES

Baker & Hostetler LLP will pass upon the validity of any securities issued under this prospectus.

EXPERTS

The consolidated financial statements of Marriott Vacations Worldwide Corporation appearing in Marriott Vacations Worldwide Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Marriott Vacations Worldwide Corporation’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

Statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the Registration Statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available on our website at http://ir.marriottvacationsworldwide.com, however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021;

(b)	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 4, 2021, January 26, 2021, January 26, 2021, January 28, 2021, February 3, 2021, and February 25, 2021; and

(c)	the Description of Registered Securities filed as Exhibit 4.20 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021, together with any amendment or report filed with the SEC for the purpose of updating such description.

In addition, all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering shall be deemed incorporated by reference into this prospectus; provided, however, that we are not incorporating by reference any documents or information deemed to be furnished and not filed in accordance with SEC rules. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Marriott Vacations Worldwide Corporation

Attention: Corporate Secretary

6649 Westwood Blvd.

Orlando, FL 32821

(407) 206-6000

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